EXHIBIT 2.2

List of Items in the Community Disclosure Schedule and Parent Disclosure Schedule

to the Agreement and Plan of Reorganization and Merger, dated January 26, 2018,

by and among CVB Financial Corp., Citizens Business Bank, and Community Bank

Community Disclosure Schedule

Section 1.01: Knowledge

Section 4.01(c): Corporate Organization – Subsidiaries

Section 4.02(a): Capitalization – Community RSUs

Section 4.02(b): Capitalization – Compensation Plans and Awards

Section 4.02(c): Capitalization – Subsidiary Equity

Section 4.03(b): Authority; No Violation – Loss of Material Benefit

Section 4.04: Consent and Approvals

Section 4.05(a): Reports

Section 4.06(c): Liabilities

Section 4.06(e): Financial Statements – Off-Balance Sheet Arrangements

Section 4.08(a): Absence of Changes

Section 4.08(c): Absence of Changes – Purchase or Other Acquisition of Equity Securities

Section 4.09(a): Compliance with Applicable Law – Licenses, Franchises, Permits and Authorizations

Section 4.09(b): Compliance with Applicable Law – No Default or Violation

Section 4.09(c): Compliance with Applicable Law – Knowledge or Written Notice from Governmental Authority

Section 4.09(d): Compliance with Applicable Law – UDAAPs

Section 4.09(e): Compliance with Applicable Law – Bank Secrecy Act / Anti-Money Laundering

Section 4.09(f): Compliance with Applicable Law – Privacy

Section 4.09(j): Compliance with Applicable Law – MRB

Section 4.09(k): Compliance with Applicable Law – Regulatory Agreement

Section 4.09(m): Compliance with Applicable Law – CRA Compliance

Section 4.11(a): Employee Benefit Plans

Section 4.11(h): Employee Benefit Plans – Benefits to Former Employees

Section 4.11(i): Employee Benefit Plans – Claims, Corrections and Audits

Section 4.11(k): Employee Benefit Plans – Payments or Benefits

Section 4.12: Approvals

Section 4.15(a): Legal Proceedings

Section 4.16(a): Material Contracts

Section 4.16(b): Material Contracts – Breach, Violation or Default

Section 4.16(c): Material Contracts – Consents or Waivers and Notices

Section 4.20(a): Intellectual Property; IT Systems; Privacy – Intellectual Property

Section 4.20(d): Intellectual Property; IT Systems; Privacy – IT Systems

Section 4.20(e): Intellectual Property; IT Systems; Privacy – Data Backup and Recovery

Section 4.21(a): Properties – Owned and Leased

Section 4.21(b): Properties – ADA and OSHA Compliance

Section 4.21(d): Properties – Material Default or Excused Performance

Section 4.21(f): Properties – Title Commitments and Policies, Environmental Reports, Zoning Reports, and Licenses and Permits

Section 4.22: Insurance

Section 4.23(b): Accounting and Internal Controls

Section 4.24: Derivatives

Section 4.25(b): Brokered Deposits

Section 4.26(c): Loan Matters – Loan Participations

Section 4.26(d): Loan Matters – Classified Loans

Section 4.26(f): Loan Matters – Regulation O Loans

Section 4.26(g): Loan Matters – Reduction in Loan Purchase Commitment

Section 4.27: Investment Securities

Section 4.28: Related Party Transactions

Section 4.29: Operating Losses

Section 4.30(a): Employee and Labor Matters – Employees

Section 4.30(d): Employee and Labor Matters – Lawsuits and Proceedings

Section 4.30(e): Employee and Labor Matters – Intent to Terminate Employment

Section 4.32: Credit Card Operations

Section 6.01(a): Interim Operations – Capitalization

Section 6.01(b): Interim Operations – Dividend

Section 6.01(c): Interim Operations – Material Contracts

Section 6.01(d): Interim Operations – Discontinuation of Business

Section 6.01(g): Interim Operations – Employee Matters

Section 6.01(l): Interim Operations – Settlement

Section 6.01(u): Interim Operations – Deposits

Section 6.01(v): Interim Operations – Branches

Section 6.01(w): Interim Operations – Capital Expenditures

Section 6.01(hh): Interim Operations – Charitable Contributions

Section 6.13(a): Indemnification; Director’s and Officer’s Insurance

Section 6.16(d): Third-Party Agreements

Section 6.19: Board Member Appointment

Parent Disclosure Schedule

Section 1.01(a): Approved Transaction Costs

Section 1.01(b): Knowledge.

Section 5.09: Compliance with Applicable Law.

Section 5.13: Approvals.

Section 5.15: Legal Proceedings.

Section 5.17: Related Party Transactions.

Section 7.03(e)(iii)(3): Retention Pool Amount

Section 7.03(j): Agreements of Directors and Certain Officers and Employees.